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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  April 3, 1997



                          RX MEDICAL SERVICES CORP.
           (Exact name of registrant as specified in its charter)




           Nevada                               1-10963                           87-0436782
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(State or  other jurisdiction          (Commission File Number)                 (IRS Employer
 of incorporation)                                                           Identification No.)

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     Suite 210
     ---------
     888 East Las Olas Boulevard
     ---------------------------
     Fort Lauderdale, Florida                              33301
     ----------------------------------------            ----------
     (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (954) 462-1711
                                                    --------------






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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.


On April 3, 1997, Consolidated Health Corp. of Pittsburgh, Inc. ("CHC/P"), a
Pennsylvania corporation 100% owned by Consolidated Health Corporation of
Mississippi, Inc. ("CHC"), Registrant's wholly-owned hospital management subsidiary, acquired the operating assets of the Podiatry Hospital, an acute care foot and ankle hospital with 13 licensed beds located in Pittsburgh, Pennsylvania (the "Hospital"), from the Podiatry Hospital of Pittsburgh, a not-for-profit Pennsylvania corporation (the "Seller"). The acquisition was effective retroactive to January 1, 1997, when CHC/P assumed operational responsibility for the Hospital from the Seller. CHC/P will continue to operate the Hospital as an acute care hospital.

The purchase price for the assets of the Hospital, which consist of land, buildings, inventory and equipment, was $1,542,366, of which $1,166,000 was cash, $250,000 was in the form of a purchase money second mortgage taken back by the Seller, and $126,366 represents the assumption of certain liabilities.

The cash portion of the purchase price was funded by NPF X, Inc., an affiliate of the Registrant's primary lender, through a $500,000 cash advance on a new accounts receivable lending facility obtained by Registrant for the Hospital, and the issuance by CHC/P to NPF X, Inc. of a $635,000 promissory note secured by a first mortgage on the acquired assets (i.e. land, buildings and owned equipment).


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

      (a)  Financial statements of business acquired:

                Not required pursuant to Rule 3-05(b)(2)(i) of Regulation S-X.


      (b)  Pro forma financial information:

                Not required pursuant to Rule 11-01(c) of Regulation S-X.


      (c)  Exhibits


                2(a)  Asset Purchase Agreement, dated August 28, 1996

                2(b)  Amendment to Asset Purchase Agreement, undated.





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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   RX MEDICAL SERVICES CORP.
                                                         (Registrant)




Date: April 15, 1997                               By:  /s/ Randolph H. Speer
                                                      --------------------------
                                                            Randolph H. Speer
                                                            President



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